CONFIDENTIAL SETTLEMENT TERM SHEET

1. **Settlement of All Proceedings:** The parties agree to settle the pending lawsuit (the "Action") between Plaintiff Liberty Capital Group, individually and on behalf of the Class ("Plaintiff"), and Defendant Oppenheimer & Co. Inc. ("Defendant"), captioned Liberty Capital Group v. Oppenheimer & Co. Inc., U.S. District Court for the Southern District of New York, No. 1:25-cv-04822-JSR, according to the terms and conditions of this Confidential Settlement Term Sheet ("Term Sheet") and to be reflected in a final, agreed-upon stipulation and agreement of settlement (the "Settlement" or "Settlement Agreement"). Plaintiff and Defendant are each a "Party," and together they are the "Parties."

2. **Settlement Amount:** $70 million (the "Settlement Amount"), to be paid by Defendant into an escrow account controlled by Plaintiff's Counsel no later than ten (10) business days after entry of an order granting preliminary approval of the Settlement. No later than seven (7) business days after full execution of this Term Sheet, Plaintiff's Counsel shall provide to Defendant's Counsel the following: (a) a Form W-9 for the escrow account controlled by a mutually agreed-upon escrow agent pursuant to a mutually acceptable escrow agreement; (b) a completed wire transfer, ACH transfer, or similar anti-fraud payment request form signed by an authorized representative of the escrow account; and (c) all required wire and check funding instructions and information including payee name, telephone and email contact information and a physical address for the escrow agent. The Settlement Amount shall be deposited at a national bank regulated by the Office of the Comptroller of the Currency. Prior to the funding of the escrow account, Plaintiff's Counsel and Defendant's Counsel shall arrange a telephone call among Defendant, the escrow agent, Plaintiff's Counsel, Defendant's Counsel, and the depositee bank for the purpose of confirming the wire and check funding instructions and information. With the exception of the costs of notice and administration of the Settlement, taxes (including tax preparation fees) and the "Fee and Expense Award," which is defined and described below, the Settlement Amount shall remain in the escrow account pending the "Effective Date," as defined below. The Settlement Amount is all-inclusive, including all administrative costs, costs of notice, costs incurred by Plaintiff's Counsel, and any attorneys' fees awarded to Plaintiff's Counsel. Other than the cost of providing notice required under the Class Action Fairness Act, 28 U.S.C. §1715, which shall be paid for and provided by Defendant, in no event shall Defendant or "Defendant's Releasees" (as defined below) have any obligation to pay any amount in addition to the Settlement Amount. This is not a claims-made settlement; there shall be no reversion unless the Settlement is terminated, in which case the Settlement Amount, together with any interest thereon, shall be returned to Defendant. Plaintiff may terminate the Settlement if the Settlement Amount is not timely paid.

3. **Effective Date:** The effective date of the Settlement shall be the date upon which the Court issues an order finally approving the Settlement (the "Final Approval Order") and that Final Approval Order is no longer appealable or, if an appeal has been filed, all appeals have been exhausted (the "Effective Date").

4. **Motion for Preliminary Approval:** Upon execution of this Term Sheet: (i) the Parties shall file a stipulation seeking to stay the Action except for activities related to the approval or enforcement of the Settlement pending final non-appealable approval of the Settlement; and (ii) Plaintiff shall file the Settlement Agreement and motion for preliminary approval of the Settlement in the Action (the "Preliminary Motion") no later than 60 days after the full execution of this Term Sheet, consistent with the terms of this Term Sheet and customary terms. The Parties will work together in good faith to attempt to finalize the

Settlement Agreement, and if a final agreement cannot be reached, any disagreement shall be resolved by the Hon. Layn Phillips, Esq. ("Mediator"), as set forth in the "Binding Term Sheet" section below. Plaintiff shall provide Defendant with a first draft of the Settlement Agreement within 15 days after full execution of this Term Sheet.

5. **Dismissal of Action:** The Action shall be dismissed in its entirety with prejudice and without costs or fees to either Party, at or promptly after entry of the Final Approval Order, and the Parties shall take all steps and file all documents necessary to secure the entry of such final judgment of dismissal with prejudice.

6. **Releases:** These releases will be effective as of the Effective Date. Plaintiff and the Class shall release as against Defendant and all other "Defendant's Releasees" (which will be defined in the Settlement Agreement to include at least Oppenheimer Holdings Inc. and Oppenheimer Asset Management Inc., and their and Defendant's officers, directors, employees, attorneys, agents, insurers, predecessors or successors in interest, heirs, assigns, and any representatives, in their capacities as such, collectively, the "Defendant's Releasees") any and all "Claims" (as defined below) against Defendant and the Defendant's Releasees that arise out of, relate to, or are in any way whatsoever connected with any of the facts, acts, omissions, transactions, or occurrences that have been alleged to form a basis of liability, or that could have been alleged to form a basis of liability, in the Action or in any other forum (including any facts, acts, omissions, or occurrences alleged to be, or that could be alleged to be, past, present, or continuations in the future), including, but not limited to, the alleged breaches of any duty, obligation, contract, or implied covenant of good faith and fair dealing, and all common law, state or federal statutory, or equitable claims concerning Defendant's "Advantage Bank Deposit Program" (or "ABDP") (including claims for violations of New York General Business Law § 349 by Defendant concerning Defendant's ABDP), except for claims related to the enforcement of the Settlement (the "Released Plaintiff's Claims").

"Claim(s)" is defined to include any debts, demands, rights, actions, suits, judgments, defenses, losses, damages, penalties, punitive damages, costs, expenses, attorneys' fees, compensation, accounts, bonds, agreements, dues, disputes, rights of setoff or rescission, obligations, liens, causes of action, rights of appeal, or liabilities of any kind whatsoever, whether based on any law or contract, federal, state, local, or statutory or common law or equity or any other law, rule or regulation; seeking damages, injunctive or declaratory relief; class, derivative, or individual in nature; fixed or contingent; accrued or unaccrued; liquidated or unliquidated; at law or in equity; matured or unmatured; foreseen or unforeseen; suspected or unsuspected; secured or unsecured; and known or unknown.

These releases shall apply to and release any and all Claims regardless of when such Claims accrued, including any and all Claims transferred to the Plaintiff and members of the Class pursuant to any agreement or by operation of any applicable law.

Defendant will provide a reciprocal release to Plaintiff and all members of the Class and their counsel including a release as against Plaintiff and the other "Plaintiff's Releasees" (which will be defined in the Settlement Agreement consistent with the definition of Defendant's Releasees; "Defendant's Releasees" and "Plaintiff's Releasees" collectively are the "Released Parties"), to the extent allowed by law, of all Claims that relate to the institution, prosecution or resolution of the Action (except claims to enforce any of the terms of the Settlement Agreement) (the "Released Defendant's Claims").

All releasing Parties and Released Parties shall have, and shall be deemed to have, expressly waived, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by California Civil Code § 1542 (and any similar provision of any other jurisdiction) in connection with the aforementioned releases. The releasing Parties and the

Released Parties acknowledge that they hereafter may discover facts in addition to or different from those that they now know or believe to be true. Nevertheless, they intend for the releases set forth to extend to all Claims and rights encompassed therein, whether known, unknown, suspected, unsuspected, concealed, hidden, accrued, unaccrued, contingent, or non-contingent. The Parties acknowledge that inclusion of this provision was a material and separately bargained-for element of this Term Sheet.

The Parties acknowledge that this Term Sheet and the Settlement are in good faith and release all claims for contribution, indemnification, and similar causes of action against the Released Parties related to all released Claims. Notwithstanding any other provision of this Term Sheet, this Term Sheet and any judgment in the Action shall be admissible in any proceeding to support any argument, defense, or counterclaim to a claim for contribution, indemnification, or similar cause of action. The releasing Parties shall not assert or support any claim relating to any released Claim by any Party for contribution, indemnification, or a similar cause of action against the Released Parties.

7. **Rights to Terminate Settlement:** Either Defendant or Plaintiff may terminate the contemplated Settlement Agreement in its entirety and without further obligation if:

(1) any court rejects or denies approval of any material term or condition of the contemplated Settlement Agreement. For the avoidance of doubt, the Fee and Expense Award shall not be deemed a material term or condition;

(2) any court makes any order purporting to alter, amend, or modify any material term or condition of the contemplated Settlement Agreement;

(3) any court fails to approve the contemplated Settlement Agreement; or

(4) Class Members accounting for more than an agreed-upon percentage of all Class Members opt out of the Settlement. The agreed-upon percentage will be set forth in a separate document that shall be kept confidential, including following the Effective Date (the "Confidential Opt Out Agreement").

In the event the Term Sheet or Settlement Agreement is terminated, the Settlement Amount and any interest accrued thereon, including any portion of the Fee and Expense Award that may have been disbursed to Plaintiff's counsel, shall be returned to Defendant within 15 days.

8. **Confidentiality:** The Parties shall keep the terms and conditions of the Settlement confidential until Defendant files a Current Report on Form 8-K submitted to the United States Securities and Exchange Commission, which Defendant expects to do shortly after the execution of this Term Sheet. The Parties shall keep the Confidential Opt Out Agreement confidential. Notwithstanding the foregoing, the Parties may at any time disclose the terms and conditions of the Settlement (including the Confidential Opt Out Agreement): to their auditors, accountants, regulators, lawyers, insurers, indemnitors; to the Court in the Action; as may be required by law, rule or regulation; or as otherwise agreed to by the Parties.

9. **Non-Disparagement:** The Parties shall not make or publish any critical, denigrating, or disparaging written or oral statements about the other Party as it pertains to this Term Sheet, the Settlement, or the Action.

10. **Typical and Customary Terms and Conditions of the Settlement Agreement:** The Settlement Agreement also shall incorporate all typical and customary terms of a settlement agreement for class actions of a comparable size and complexity as the Action.

11. **No Admission of Breach or Wrongdoing:** Defendant has denied and continues to deny any breach, fault, misconduct, wrongdoing, liability, or damages, including, but not limited to, any breaches of any duty, obligation, contract, or implied covenant of good faith and fair dealing by Defendant, and all common law, state or federal statutory, or equitable

claims concerning Defendant's ABDP (including claims for violations of New York General Business Law § 349 by Defendant concerning Defendant's ABDP), at issue in the Action. Nothing in this Term Sheet shall be construed as, or deemed to be evidence of, an admission or concession on the part of Defendant with respect to any claim or of any breach, fault, misconduct, wrongdoing, liability, or damages whatsoever, or with respect to any infirmity in any defense that Defendant has or could have asserted. No statements made by Plaintiff or Defendant in negotiating or concluding the Term Sheet, the Settlement, and/or the Confidential Opt Out Agreement, shall be admissible in any other proceeding for any purpose.

12. **Plaintiff's Counsel's Attorneys' Fees and Expenses:** Plaintiff's Counsel's attorneys' fees and expenses, as awarded by the Court (the "Fee and Expense Award"), shall be paid from the escrow account immediately upon entry of the Final Approval Order, notwithstanding any appeal. The Settlement Agreement shall not be contingent on the approval of any award, amount, or timing of attorneys' fees and expenses.

13. **Notice and Administration:** Notwithstanding that the Effective Date of the Settlement has not yet occurred, Plaintiff's Counsel may pay from the escrow account the actual costs of notice and administration and tax expenses, without further order of the Court. In the event the Settlement is not consummated, money paid or incurred for this purpose, including any related fees, shall not be repaid or returned.

14. **Stay of Proceedings:** Upon the execution of this Term Sheet, the Parties shall promptly request that all current court proceedings in the Action be stayed and suspended.

15. **Plan of Allocation:** A plan of allocation will be set forth in the notice provided to Class members and will involve a proof-of-claim process. The Settlement Agreement shall not be contingent on the approval of any particular plan of allocation, and Plaintiff shall not be permitted to terminate the Settlement if the Court does not approve any particular plan of allocation. Defendant shall have no responsibility for the allocation or distribution of the Settlement Amount funds and will have no liability for such allocation or distribution by Plaintiff or their designees. Further, Defendant will have no obligation to adjust any bond accounting for the Settlement Amount funds.

16. **Binding Term Sheet:** The Parties have executed this Term Sheet with the understanding that a definitive Settlement Agreement will be negotiated and agreed upon by the Parties. If agreement is not reached, disagreements will be resolved by the Mediator who has full authority to make binding, non-appealable determinations consistent with this Term Sheet and the Parties' discussions with the Mediator. If for any reason the Mediator is unavailable or has a conflict, a substitute neutral will be agreed upon by the Parties, or in the absence of agreement, appointed by the Mediator. This Term Sheet is intended to be binding on all Parties, and either Party may seek to enforce it to the full extent permitted by law.

17. **Choice of Law:** This Term Sheet is, and the forthcoming Settlement Agreement shall be, governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice-of-law principles thereof.

Executed: April 24, 2026

ROBBINS GELLER RUDMAN
& DOWD LLP

By: Stephen R Astley /by egs
Stephen R. Astley
Andrew T. Rees
Scott I. Dion
Alex Kaplan
Luke Goveas
225 NE Mizner Boulevard, Suite 720
Boca Raton, FL 33432
561.750.3000
sastley@rgrdlaw.com
arees@rgrdlaw.com
sdion@rgrdlaw.com
akaplan@rgrdlaw.com
lgoveas@rgrdlaw.com

ROBBINS GELLER RUDMAN
& DOWD LLP
Matthew Andrews (NY Bar No. 5337399)
420 Lexington Avenue, Suite 1832
New York, NY 10170
Telephone: 212/432-5100
mandrews@rgrdlaw.com

Counsel for Plaintiff and the Class, and on behalf of Plaintiff and the Class

ABRAHAM, FRUCHTER & TWERSKY, LLP
Jack G. Fruchter
450 Seventh Avenue, 38th Floor
New York, NY 10123
Telephone: 212/279-5050
jfruchter@aftlaw.com

Additional Attorney for Plaintiff

MORGAN, LEWIS & BOCKIUS

By: [signature]
Grant R. MacQueen (NY Bar No. 515514)
Bernard J. Garbutt III
Melissa Coates (*pro hac vice*)
Michael T. Paslavsky
Joshua B. Moses
101 Park Avenue
New York, New York 10178
212.309.6000

212.309.6001 (facsimile)
bernard.garbutt@morganlewis.com
grant.macqueen@morganlewis.com
melissa.coates@morganlewis.com
michael.paslavsky@morganlewis.com
joshua.moses@morganlewis.com

Counsel for Defendant Oppenheimer & Co., Inc., and on behalf of Defendant Oppenheimer & Co., Inc.